Exhibit 2.1

LIMITED LIABILITY COMPANY UNIT
PURCHASE AND SALE AGREEMENT

This LIMITED LIABILITY COMPANY UNIT PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into on January 22, 2014, by and between American Midstream, LLC, a Delaware limited liability company (“Buyer”) and ArcLight Energy Partners Fund V, L.P., a Delaware limited partnership (“Seller”). Seller and Buyer are each individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller owns 100 units (the “Units”), representing 100% of the limited liability company units of HPIP Lavaca, LLC, a Delaware limited liability company (the “Company”);

WHEREAS, the Company has entered into that certain Purchase and Sale Agreement dated December 13, 2013 among the Company, Penn Virginia Oil & Gas L.P., a subsidiary of Penn Virginia Corporation (NYSE: PVA), Ted Collins, Jr. and Plein Sud Holdings, LLC, a form of which is attached hereto as Exhibit A (the “Purchase and Sale Agreement”); and

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the Units upon the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE; CLOSING

Section 1.1.                                Purchase and Sale.  Upon the basis of the representations and warranties, and subject to the terms and conditions hereof, (i) Seller agrees to sell, convey, transfer and deliver to Buyer at the Closing (as defined below), the Units, free and clear of any and all liens and encumbrances, and (ii) Buyer agrees to purchase and accept from Seller at the Closing, the Units.  Such sale, conveyance, transfer, delivery, purchase and acceptance shall be made pursuant to the assignment and assumption agreement attached hereto as Exhibit B (the “Assignment Agreement”).

Section 1.2.                                Purchase Price.  The aggregate purchase price for all of the Units shall be $1,000 (the “Purchase Price”).

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

Section 2.1.                                Buyer’s Representations and Warranties.  Buyer hereby represents and warrants to Seller and the Company the matters set forth in this Section 2.1:

(a)                                 Due Organization and Power. Buyer is a limited liability company duly formed, validly existing and in good standing, under the laws of the State of Delaware.  Buyer has the requisite corporate power and authority to carry out the business in which it is engaged and to own and use the properties owned and used by it.

(b)                                 Due Authorization. Buyer has all requisite limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the consummation by it of the transactions hereunder have been duly and validly authorized by all requisite limited liability company action on the part of Buyer. This Agreement has been duly executed and delivered by a duly authorized officer of Buyer.

(c)                                  Enforceability. This Agreement constitutes the valid and legally binding obligation of Buyer enforceable against it in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

(d)                                 No Conflict. Neither the execution, delivery and performance of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, will conflict with, violate or result in a breach of any of the terms, conditions or provisions of (i) Buyer’s limited liability company agreement, or other organizational instruments, or (ii) any law applicable to Buyer or any of its properties or assets, or any order, writ, injunction, judgment or decree of any governmental authority or any arbitration award applicable to Buyer or any of its properties or assets.

(e)                                  No Contract Conflict. Neither the execution, delivery or performance by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby will conflict with, result in a breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, any contract to which Buyer is a party or by which any of its properties or assets is bound.

(f)                                   No Litigation Conflict. There is no action pending or, to Buyer’s knowledge, threatened against or affecting Buyer, or any of its properties or assets, at law or in equity, or before any governmental authority.

(g)                                  Consents and Regulatory Approvals. No notice, filing, authorization, approval, order or consent is required to be given, filed or obtained by Buyer from any governmental authority or third-party in connection with the execution, delivery and performance by Buyer of this Agreement or the transactions contemplated hereby.

Section 2.2.                                Seller’s Representations and Warranties. Seller hereby represents and warrants to Buyer the matters set forth in this Section 2.2:

(a)                                 Due Organization, Qualification and Power. Seller is a limited partnership duly formed, validly existing and in good standing, under the laws of the State of Delaware. Company is a limited liability company duly incorporated, validly existing and in good standing, under the laws of the State of Delaware.

(b)                                 Due Authorization. Seller has all requisite limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation by it of the transactions hereunder have been duly and validly authorized by all requisite partnership action on the part of Seller. This Agreement has been duly and validly executed and delivered by the general partner of Seller.

(c)                                  Enforceability. This Agreement constitutes the valid and legally binding obligation of Seller enforceable against it in accordance with its terms and conditions, subject to applicable

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bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

(d)                                 No Conflict. None of the execution, delivery or performance of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, will conflict with, violate or result in a breach of any of the terms, conditions or provisions of (i) Seller’s partnership agreement or other organizational instruments, or (ii) any law applicable to Seller, or any of its properties or assets, or any order, writ, injunction, judgment or decree of any governmental authority or any arbitration award applicable to Seller, or any of its properties or assets.

(e)                                  No Contract Conflict. None of the execution, delivery or performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby will (i) conflict with, result in a breach or violation of, or constitute a default (with or without notice or lapse of time, or both) or result in the creation of any lien upon any of the Company’s properties under, or the acceleration, relinquishment or modification of any rights or obligations of the Company contained in, any contract to which Seller or the Company is a party or by which any of their respective properties or assets are bound, or (ii) result in the creation of, or require the creation of, any lien upon the Units.

(f)                                   Consents and Regulatory Approvals. No notice, filing, authorization, approval, order or consent is required to be given, filed or obtained by Seller or the Company, from any governmental authority or third-party in connection with the execution, delivery and performance by Seller and the Company of this Agreement or the transactions contemplated hereby.

(g)                                  Capitalization. Seller has good and valid title to the Units, free and clear of any lien, and has the right, power, authority and capacity to sell and transfer the Units to Buyer in the manner provided herein, free and clear of any lien. The Units represent all of the issued and outstanding ownership interests of the Company. No rights, agreements, or commitments of any character exist that would obligate the Company to issue, transfer, or sell any additional ownership rights or interests in the Company or any other securities (debt, equity, or otherwise) convertible into or exchangeable for such ownership rights or interests.

(h)                                 Limited Liability Company Agreement. The limited liability company agreement of the Company, as amended, has been made available to Buyer prior to the date of this Agreement for its inspection, is complete and correct, has not been amended further and is in full force and effect.

ARTICLE 3
CONDITIONS PRECEDENT TO THE CLOSING

Section 3.1.                                Conditions Precedent to Each Party’s Obligations. The respective obligations of each of Seller and Buyer to effect the transactions contemplated hereunder shall be subject to the fulfillment or written waiver, at or prior to the Closing, of the following conditions.

(a)                                 No action instituted by any governmental authority of competent jurisdiction shall be pending and no statute, rule, order, decree or regulation and no injunction, order, decree or judgment of any court or governmental authority of competent jurisdiction shall be in effect, in each case that prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated herein.

Section 3.2.                                Conditions Precedent to Seller’s Obligations.  The obligations of Seller to effect the

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transactions contemplated hereunder shall be subject to the fulfillment or written waiver by Seller, at or prior to the Closing, of each of the following conditions:

(a)                                 Accuracy of Representations and Warranties. The representations and warranties of Buyer contained herein shall be true and correct as the Closing Date;

(b)                                 Performance of Covenants. Buyer shall have performed in all material respects its obligations and complied in all material respects with its covenants and agreements required to be performed or complied with on or prior to the Closing, including the delivery of the executed Assignment Agreement by Buyer to Seller and the Company; and

(c)                                  Receipt of Funds. Seller shall have received Buyer’s transfer of the Purchase Price.

Section 3.3.                                Conditions Precedent to Buyer’s Obligations.  The obligations of Buyer to effect the transactions contemplated hereunder shall be subject to the fulfillment or written waiver by Buyer, at or prior to the Closing, of the following conditions:

(a)                                 Accuracy of Representations and Warranties. The representations and warranties of Seller contained herein shall be true and correct as of the Closing Date;

(b)                                 Performance of Covenants. Seller and the Company shall have performed in all material respects its obligations and complied in all material respects with its covenants and agreements required to be performed or complied with on or prior to the Closing, including the delivery of the executed Assignment Agreement by Seller and the Company to Buyer;

(c)                                  Continuing Rights under PVA Agreement.  The Purchase and Sale Agreement shall be in full force and effect and the Company shall not have received notice of breach or notice of intent to terminate from any other party thereto;

(d)                                 Financing Contingency.  American Midstream Partners L.P., which owns 100% of the limited liability company interests of Buyer, shall have completed one or more equity offerings raising a minimum of $110 million; and

(e)                                  FIRPTA Certificate.  Seller shall have delivered a certificate that complied with Section 1.1445-2 of the Treasury Regulations sufficient to permit Buyer not to withhold on the transfer of funds to Seller.

ARTICLE 4
CLOSING

Section 4.1.                                Closing Date. Subject to the satisfaction of the conditions set forth in ARTICLE 3 (or the waiver thereof by the Party entitled to waive those conditions), the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Buyer, 1614 15th Street, Suite 300, Denver, Colorado 80202, at 10:00 a.m. (Mountain Standard time) on a date to be specified by Seller and Buyer, which date shall be no later than two (2) days after the satisfaction or waiver of each condition to the Closing set forth in ARTICLE 3 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to in writing by Buyer and Seller. The date on which the Closing shall occur is referred to in this Agreement as the “Closing Date”.

Section 4.2.                                Simultaneous Closing. All actions taken at the Closing are to be part of a simultaneous transaction, and no action is to be considered completed until all actions necessary to be completed at the Closing have been completed.

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ARTICLE 5
TERMINATION

Section 5.1.                                Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

(a)                                 Mutual Consent. Upon the mutual written consent of Seller and Buyer.

(b)                                 Injunction. By Seller or Buyer if an injunction, order, decree or judgment of any court or governmental authority of competent jurisdiction shall be in effect, in each case that prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by this Agreement and such injunction, order, decree or judgment shall have become final and non-appealable.

(c)                                  Seller’s Termination Right. By Seller, by written notice to Buyer, if the condition precedent set forth in Section 3.3(d) has not been fulfilled prior to February 10, 2014.

Section 5.2.                                Effect of Termination.

(a)                                 In the event of the termination of this Agreement pursuant to and in compliance with the provisions of Section 5.1, this Agreement and the proposed transactions contemplated hereunder shall terminate and, except as provided in this Section 5.2, each Party hereto shall have no further obligation or liability hereunder, except that the provisions of Section 6.5 (Notices), Section 6.7 (Governing Law), and Section 6.8 (Waiver of Jury Trial).

(b)                                 Nothing in Section 5.2(a) shall relieve any Party from any liability for breach of this Agreement.

ARTICLE 6
MISCELLANEOUS

Section 6.1.                                No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

Section 6.2.                                Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

Section 6.3.                                Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

Section 6.4.                                Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. In addition, the Parties may execute this Agreement and furnish copies of their signatures by facsimile or other electronic transmission, each of which shall be as effective as an originally delivered signature.

Section 6.5.                                Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, or by expedited courier, next day delivery, and addressed to the intended recipient as set forth below:

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If to the Company after the Closing or Buyer:	If to the Company prior to the Closing or Seller:

American Midstream, LLC 1614 15th Street, Suite 300 Denver, Colorado 80202 Attention: William B. Mathews Vice President and General Counsel Telephone: (720) 457-6075 Facsimile: (720) 457-6040

ArcLight Energy Partners Fund V, L.P.

c/o ArcLight Capital Partners, LLC

200 Clarendon Street, 55th Floor

Boston, Massachusetts 02117

Attention: Christine Miller

Associate General Counsel

Telephone: (617) 531-6338

Fax: (617) 867-4698

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, messenger service, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

Section 6.6.                                Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations of any Party will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be reasonably possible so that the contemplated transactions may be consummated as originally contemplated to the fullest extent possible.

Section 6.7.                                Governing Law.  This Agreement shall be governed by, enforced in accordance with, and interpreted under, the Laws of the State of Colorado without reference to conflicts of laws principles except for matters concerning real property which shall be governed by, enforced in accordance with, and interpreted under the Laws of the State in which the real property is located.

Section 6.8.                                Waiver of Jury Trial.

(a)                                 EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)                                 EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD

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NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVERS SET FORTH IN SECTION 6.8(a), (2) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (3) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (4) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN SUCH SECTION.

Section 6.9.                                Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Seller and Buyer.

Section 6.10.                         No Waiver. The failure in any one or more instances of a Party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or to waive any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving Party.

Section 6.11.                         No Partnership.  Nothing in this Agreement shall be deemed to create a joint venture, partnership, tax partnership, or agency relationship between the Parties.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

ARCLIGHT ENERGY PARTNERS FUND V, L.P.

By: ArcLight PEF GP V, LLC, its general partner

By: ArcLight Capital Holdings, LLC, its Manager

By:	/s/ Daniel R. Revers
Name: Daniel R. Revers
Title: Manager

AMERICAN MIDSTREAM, LLC, a Delaware limited liability company

By:	/s/ Daniel C. Campbell
Name: Daniel C. Campbell
Title: Senior Vice President and Chief Financial Officer

Exhibit A

FORM OF PURCHASE AND SALE AGREEMENT

Execution Copy

PURCHASE AND SALE AGREEMENT

DATED AS OF DECEMBER 13, 2013

AMONG

PENN VIRGINIA OIL & GAS, L.P.,

TED COLLINS, JR.

AND

PLEIN SUD HOLDINGS, LLC

AS SELLERS

AND

HPIP LAVACA, LLC

AS BUYER

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ARTICLE 7	INDEMNIFICATION	22
7.1	Survival of Representations, Warranties and Covenants	22
7.2	Indemnification By Sellers	23
7.3	Indemnification By Buyer	23
7.4	Indemnification Procedures	24
7.5	Other Limitations on Indemnification	25
7.6	Exclusive Remedy	25
7.7	Tax Treatment	26
ARTICLE 8	TERMINATION	26
8.1	Termination of Agreement	26
8.2	Effect of Termination	26
ARTICLE 9	SELLER MATTERS	27
9.1	Appointment of Seller Representative	27
9.2	Release of Seller Claims	29
ARTICLE 10	MISCELLANEOUS	30
10.1	Amendment and Waiver	30
10.2	Successors and Assigns	30
10.3	Notices	30
10.4	Severability	32
10.5	No Third Party Beneficiaries	32
10.6	Construction	32
10.7	References and Titles	32
10.8	Exhibits and Schedules	33
10.9	Headings	33
10.10	Counterparts	33
10.11	Entire Agreement	33
10.12	Applicable Law	33
10.13	Several Obligations of Sellers	33
ARTICLE 11	GUARANTEE	33

Exhibits

Exhibit A	Form of Conveyance, Assignment and Bill of Sale
Exhibit B	Form of Special Warranty Deed
Exhibit C	Form of Partial Assignment
Exhibit D	Form of Gas Gathering Agreement
Exhibit E	Form of Transition Services Agreement
Exhibit F	Equity Commitment Letter

Schedules

Schedule 1.1(a)	Gathering Assets
Schedule 1.1(b)	Rights of Way
Schedule 1.1(c)	Fee Property
Schedule 1.1(d)	Contracts

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Schedule 1.1(e)	Permits
Schedule 2.1	As-Built Maps Costs
Schedule 2.4	Sellers’ Pro Rata Shares
Schedule 4.1(c)	Individual Seller Violations
Schedule 4.2(b)	Consents
Schedule 4.2(c)	Proceedings
Schedule 4.2(d)	Violations
Schedule 5.3	Permitted Capital Expenditures
Schedule 5.4	Consents
Schedule 5.12	Bonds
Schedule 5.18	Necessary ROWs

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PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”), is made and entered into this 13th day of December, 2013, by and among Penn Virginia Oil & Gas, L.P., a Texas limited partnership, Ted Collins, Jr., an individual, and Plein Sud Holdings, LLC, a Texas limited liability company (each, a “Seller” and collectively, “Sellers”), and HPIP Lavaca, LLC, a Delaware limited liability company (“Buyer”), and, solely for the purposes of Article 11, ArcLight Energy Partners Fund V, L.P., a Delaware limited partnership (“Buyer Guarantor”). Sellers and Buyer may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Sellers desire to sell, assign and transfer to Buyer, and Buyer desires to purchase from Sellers, the Purchased Assets (as defined in Section 1.1 below) in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby specifically acknowledged, and intending to be legally bound hereby, Sellers and Buyer hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE

1.1                               Purchase and Sale.  Subject to the terms and conditions hereof, at the Closing (as defined in Section 3.1 below), each Seller shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from such Seller, all right, title and interest of such Seller in, to and under the following assets (collectively, the “Purchased Assets”):

(a)                                 the natural gas gathering assets owned by Sellers and existing in Gonzales and Lavaca Counties, Texas and generally described on Schedule 1.1(a), together with all gathering lines, pipelines, gas and liquid treating and conditioning facilities, compressor stations, pipe, scrubbers, dehydration units, tanks, traps, cathodic protection equipment, meters, recorders, valves, fittings, equipment, personal property and improvements used or held for use exclusively in connection with the ownership, use and operation of such gathering assets, including such real property and surface and use rights as are necessary for the ownership, use or operation of the such gathering assets and related facilities and equipment (collectively, the “Gathering Assets”); provided, however, that the Gathering Assets shall not include any drip tanks;

(b)                                 such surface leases, subleases, licenses, easements and rights-of-way used or held for use exclusively in connection with the ownership, use or operation of the Gathering Assets, including those described on Schedule 1.1(b) (collectively, the “Rights of Ways”);

(c)                                  all owned real property used or held for use exclusively in connection with the ownership, use or operation of the Gathering Assets, together with all buildings, structures and fixtures existing thereon, including that real property described on Schedule 1.1(c)

(collectively, the “Fee Property”);

(d)                                 with respect to rights and obligations from and after the Effective Time, all contracts and agreements used or held for use exclusively in connection with the ownership, use or operation of the Gathering Assets (other than the Rights of Way), including those described on Schedule 1.1(d) (collectively, the “Contracts”);

(e)                                  to the extent assignable under applicable Laws and Regulations (as defined in Section 4.2(d) below), all permits, licenses, variances, exemptions, orders, franchises, registrations, approvals and authorizations obtained from any Governmental Authority (as defined in Section 4.2(b) below), and all pending applications therefor, used or held for use exclusively in connection with the ownership, use and operation of the Gathering Assets, including those described on Schedule 1.1(e) (collectively, the “Permits”);

(f)                                   all condensate and natural gas liquids tank fill and pipeline fill as of the Effective Time; and

(g)                                  all files, books, records, information and data directly pertaining to the Purchased Assets in any Seller’s possession or control or to which any Seller has a right, including contract, land, title, engineering, environmental, operating, accounting, regulatory, legal, business, marketing and other data (whether electronic or hard copy), files, documents, instruments, notes, papers, ledgers, journals, reports, abstracts, surveys, keys, lock combinations, computer access codes and similar information, maps, books, records and studies, but excluding any files, books, records, information and data (i) to the extent that the disclosure or transfer thereof is prohibited by third party agreement or applicable Laws and Regulations, (ii) relating to a Seller’s business generally, (iii) constituting work product of a Seller’s legal counsel (other than title opinions) and (iv) relating to the negotiation and consummation of the sale of the Purchased Assets (collectively, the “Records”); provided, however, that each Seller may retain copies of the Records as may be necessary for litigation, tax, accounting or auditing purposes or as otherwise may be required by applicable Laws and Regulations.

1.2                               No Other Assets.  Except for the Purchased Assets expressly described in Section 1.1 above, Sellers shall not sell, and Buyer shall not purchase, any other assets, properties, interests or rights of Sellers.

1.3                               Assumed Liabilities.  As of the Effective Time, Buyer shall assume all liabilities, duties, obligations and responsibilities of every kind whatsoever attributable to the Purchased Assets, whether known or unknown, whether attributable to the period of time before or after the Effective Time (collectively, the “Assumed Liabilities”).

ARTICLE 2

PURCHASE PRICE

2.1                               Purchase Price.  The aggregate purchase price (the “Purchase Price”) for the Purchased Assets shall be (a) One Hundred Million Dollars ($100,000,000) (the “Base Purchase Price”), plus (b) the amount, if any, of all capital costs and expenses in respect of the Purchased Assets paid by Sellers prior to the date upon which the Proposed Final Settlement Statement is due to Buyer pursuant to Section 2.3(b) and either (i) incurred after October 1, 2013 (the “Capital

Date”) and prior to the date hereof as set forth on Schedule 5.3 or (ii) incurred between the date hereof and the Closing Date in accordance with Section 5.3(c)(vii) ((i) and (ii) collectively, the “Capital Adjustment”), minus (c) the amount, if any, of all costs and expenses incurred by Buyer to create “as-built” maps for the Purchased Assets as set forth on Schedule 2.1.

2.2                               Purchase Price Allocation.  As soon as practicable but no later than 90 days after the Closing Date, Buyer shall deliver to Sellers an allocation of the Base Purchase Price (and all other capitalizable costs) among the Purchased Assets (the “Initial Allocation” and any revision thereto as provided hereunder, the “Purchase Price Allocation”).  Upon any adjustment to the Base Purchase Price or the Assumed Liabilities pursuant to the terms of this Agreement or upon any Assumed Liability that was contingent becoming fixed and ascertainable, capitalizable costs becoming fixed and ascertainable, or any purchase price adjustment due to indemnification, Buyer shall deliver to Sellers a proposed revision to the Purchase Price Allocation then in effect, which shall be consistent with the methodology used to prepare the Initial Allocation.  Upon (i) Buyer’s delivery of the Initial Allocation or (ii) Buyer’s delivery of any proposed revision, Sellers shall have 10 business days to object to such proposed purchase price allocation.  If the Sellers do not timely object, the proposed purchase price allocation shall become the Purchase Price Allocation.  If the Sellers do timely object, the Parties shall negotiate in good faith to resolve such objection promptly; provided, however, that, if the Parties fail to agree on a new Purchase Price Allocation within 30 days of Buyer’s notice of proposed revision, either Party may refer the proposed revision and the objection to Deloitte & Touche LLP (the “Audit Firm”) and the resolution by such firm shall become the Purchase Price Allocation.  The Parties shall each report the federal, state and local income and other tax consequences of the transactions contemplated by this Agreement (which for such purposes includes the Transaction Documents (as defined in Section 3.4 below)) in a manner consistent with the Purchase Price Allocation, including the preparation and filing of Form 8594 under Section 1060 of the Internal Revenue Code of 1986, as amended (or any successor form or successor provision of any future tax law, or any comparable provision of state or local tax law), with respect to their respective federal, state and local income tax returns for the taxable year that includes the Closing Date and shall not take any position contrary thereto in connection with any amended return.

2.3                               Purchase Price Adjustments.

(a)                                 No later than three days prior to the Closing, the Seller Representative (as defined in Section 9.1(a) below) shall prepare and deliver to Buyer a preliminary settlement statement prepared by the Seller Representative in accordance with this Agreement and generally accepted accounting principles consistently applied by Seller (the “Preliminary Settlement Statement”), which sets forth the Seller Representative’s good faith estimate of the Capital Adjustment.

(b)                                 As soon as practicable but no later than 90 days after the Closing, the Seller Representative shall prepare and deliver to Buyer a statement in the same form of and on the same basis as the Preliminary Settlement Statement (the “Proposed Final Settlement Statement”), which sets forth the Seller Representative’s calculation of the final Purchase Price and each adjustment or payment that was not finally determined on the Preliminary Settlement Statement.  Each Party shall, during normal business hours, grant and provide the other Party access to the Purchased Records in the possession or control of such Party for the purposes of conducting an audit of the information set forth in the Proposed Final Settlement Statement.

(c)                                  Within 30 days following receipt by Buyer of the Proposed Final Settlement Statement, Buyer shall, if applicable, provide the Seller Representative with a written objection (a “Notice of Disagreement”) detailing Buyer’s objections, if any, to the Seller Representative’s calculation of the final Purchase Price.  To the extent such written notice is not delivered by Buyer within such time period, the Seller Representative’s calculation of the final Purchase Price, and each component thereof, shall become final and binding upon the Parties.

(d)                                 Any disagreement between Buyer and Sellers regarding the Seller Representative’s calculation of the final Purchase Price that cannot be resolved within 30 days after the date of the Notice of Disagreement shall be resolved by Audit Firm, who shall calculate the final Purchase Price in a manner consistent with the Preliminary Settlement Statement and this Agreement in all respects. Sellers and Buyer shall each have an opportunity to present its position to the Audit Firm and shall cooperate with the Audit Firm in making available to it any records or work papers requested by the Audit Firm. The determination of the Audit Firm shall be expressly limited to the determination of the final Purchase Price, and the Audit Firm will not render any decision or have any authority to render a decision with respect to any other matter relating to this Agreement, including with respect to any alleged breach of a representation, warranty or covenant by any Party.  In making such determination, the Audit Firm shall consider only those items and amounts in the Proposed Final Settlement Statement with which Buyer has disagreed and which are set forth in the Notice of Disagreement.  In no event shall the final Purchase Price as determined by the Audit Firm be more favorable to Sellers than reflected on the Proposed Final Settlement Statement by the Seller Representative nor more favorable to Buyer than shown in the proposed changes set forth in the Notice of Disagreement.  Buyer and Sellers shall use commercially reasonable efforts to cause the Audit Firm to render its decision within 15 business days after such points of disagreement are submitted to the Audit Firm. Subject to the provisions set forth in this Section 2.3(d), the decision of the Audit Firm shall be set forth in writing and shall be conclusive and binding on the Parties and subject to judicial enforcement.  The fees charged by the Audit Firm shall be borne 50% by Buyer and 50% by Sellers, and each Party shall bear all of its own costs and expenses associated with the submission of any disputed matters to the Audit Firm.

(e)                                  If the final Purchase Price, as determined pursuant to this Section 2.3, exceeds (i) the Base Purchase Price, plus (ii) the Seller Representative’s good faith estimate of the Capital Adjustment (the “Closing Payment”), then Buyer shall pay to Sellers the amount of such excess.  If the final Purchase Price, as determined pursuant to this Section 2.3, is less than the Closing Payment, then Sellers shall pay to Buyer the amount of such deficiency.  Any payment shall be made within three days after the date the final Purchase Price is deemed to be finally determined pursuant to this Section 3.4 via wire transfer of immediately available funds to the account(s) designated in writing by the Party entitled to such payment.

2.4                               Payment of Closing Payment.  At the Closing, Buyer shall pay to each Seller such Seller’s Pro Rata Share of the Closing Payment in cash by wire transfer of immediately available funds to an account(s) designated by such Seller. “Pro Rata Share” means, with respect to each Seller, the percentage set forth next to such Seller’s name on Schedule 2.4.

2.5                               Revenues and Expenses.

(a)                                 The Parties acknowledge and agree that (i) Sellers shall bear all (A) operating expenses which are incurred in respect of the ownership, maintenance, use or operation of the Purchased Assets before the Effective Time and (B) capital expenses which are incurred in respect of the ownership, maintenance, use or operation of the Purchased Assets before the Capital Date (the “Seller Expenses”), (ii) Sellers shall be entitled to receive all proceeds collectible in respect of the ownership, use or operation of the Purchased Assets attributable to the period prior to the Effective Time (the “Pre-Closing Revenues”), (iii) Buyer shall bear all (A) operating expenses which are incurred in respect of the ownership, maintenance, use or operation of the Purchased Assets after the Effective Time and (B) capital expenses which are incurred in respect of the ownership, maintenance, use or operation of the Purchased Assets after the Capital Date (the “Buyer Expenses”) and (iv) Buyer shall be entitled to receive all proceeds in respect of the ownership, use or operation of the Purchased Assets attributable to the period after the Effective Time (the “Post-Closing Revenues”).

(b)                                 In the event that Buyer pays any Seller Expenses, Sellers shall promptly reimburse Buyer for the amount of Seller Expenses paid by Buyer. In the event that Sellers receive any invoice or other statement relating to Buyer Expenses, Sellers shall promptly forward such invoice or statement to Buyer.

(c)                                  Promptly following the Closing, Sellers shall irrevocably authorize, instruct and direct all account parties to the Contracts from whom Post-Closing Revenues are or may be owed to Buyer to make and deliver all payments relating thereto on or after the Closing Date to such location, bank and account as Buyer shall specify.  In the event that any Seller or any of its Affiliates receives any Post-Closing Revenues, Sellers shall promptly deliver all such Post-Closing Revenues to Buyer.  In the event that Buyer or any of its Affiliates receives any Pre-Closing Revenues, Buyer shall promptly deliver all such Pre-Closing Revenues to Sellers.

ARTICLE 3

CLOSING

3.1                               Time and Place of Closing.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. in the offices of Penn Virginia Oil & Gas, L.P. (“PVOG”) at 840 Gessner, Suite 800, Houston, Texas 77024, on or before the fifth day after which all conditions set forth in Sections 6.1 and 6.2 have been satisfied or waived by the appropriate Party, or at such other time and place as mutually agreed by Sellers and Buyer (the “Closing Date”), and shall be effective as of 12:01 a.m. (Central time) on the Closing Date (the “Effective Time”).

3.2                               Deliveries by Sellers at Closing. At the Closing, each Seller shall execute and deliver, or cause to be executed and delivered, or just delivered, where no execution is required, to Buyer:

(a)                                 a conveyance, assignment and bill of sale assigning to Buyer all personal property (tangible and intangible) included in the Purchased Assets, in substantially the form attached hereto as Exhibit A (the “Conveyance”);

(b)                                 special warranty deeds in recordable form conveying to Buyer all Fee Property, in substantially the form attached hereto as Exhibit B (the “Deeds”);

(c)                                  partial assignments in recordable form assigning to Buyer an undivided, non-exclusive interest in all Rights of Way, in substantially the form attached hereto as Exhibit C (the “Partial Assignments”);

(d)                                 a gas gathering agreement, in substantially the form attached hereto as Exhibit D (the “Gathering Agreement”);

(e)                                  a transition services agreement, in substantially the form attached hereto as Exhibit E (the “Transition Agreement”);

(f)                                   an equity commitment letter, in substantially the form attached hereto as Exhibit F (the “Equity Commitment Letter”);

(g)                                  a receipt for the payment of the Closing Payment;

(h)                                 a certificate signed by an officer of such Seller certifying that the conditions set forth in Sections 6.2(a) and 6.2(b) below have been satisfied;

(i)                                     a certificate signed by an appropriate individual certifying that such Seller is not a foreign person in accordance with Section 1.1445-2(b) of the Treasury Regulations; and

(j)                                    any other agreements, documents, certificates, approvals, consents or other instruments reasonably necessary to consummate the transactions contemplated by this Agreement.

3.3                               Deliveries by Buyer at Closing.  At the Closing, Buyer shall deliver the Closing Payment as provided in Section 2.4 above and shall execute and deliver or cause to be executed and delivered, or just delivered, where no execution is required, to the Seller Representative the following:

(a)                                 the Conveyance;

(b)                                 the Deeds;

(c)                                  the Partial Assignments;

(d)                                 the Gathering Agreement;

(e)                                  the Transition Agreement;

(f)                                   the Equity Commitment Letter;

(g)                                  a certificate signed by an officer of Buyer certifying that the conditions set forth in Sections 6.1(a) and 6.1(b) below have been satisfied; and

(h)                                 any other agreements, documents, certificates, approvals consents or other instruments reasonably necessary to consummate the transactions contemplated by this Agreement.

3.4                               Transaction Documents.  The agreements, instruments and documents referenced in this Article 3, together with this Agreement and such other agreements and instruments required to be delivered pursuant to this Agreement, are referred to herein collectively as the “Transaction Documents.”  The Transaction Documents to be executed and delivered by Sellers hereunder are referred to herein collectively as the “Seller Transaction Documents.”  The Transaction Documents to be executed and delivered by Buyer hereunder are referred to herein collectively as the “Buyer Transaction Documents.”

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1                               Representations and Warranties of Each Seller.  Each Seller, on its own behalf and not with respect to any other Seller, represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

(a)                                 Organization and Good Standing.  Such Seller is (i) a limited partnership or limited liability company validly existing and in good standing under the laws of the State of Texas or (ii) an individual.  Such Seller has all requisite limited partnership, personal or limited liability company power and authority to own, lease and operate the Purchased Assets and conduct its business as and where currently being conducted.

(b)                                 Authorization and Enforceability.  Such Seller has the requisite limited partnership, personal or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and the other Seller Transaction Documents and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by such Seller of this Agreement and the other Seller Transaction Documents have been duly and validly authorized by all necessary limited partnership, personal or limited liability company action on the part of such Seller.  This Agreement has been, and the other Seller Transaction Documents will be, duly and validly executed and delivered by such Seller.  This Agreement is, and the other Seller Transaction Documents will be, the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar laws affecting creditors’ rights generally and except to the extent that general equitable principles may affect the availability of certain remedies.

(c)                                  No Violation of Laws or Agreements.  Except as set forth on Schedule 4.1(c), the execution, delivery and performance of this Agreement and the other Seller Transaction Documents by such Seller do not, and the consummation of the transactions contemplated hereby and thereby and the compliance by such Seller with any of the provisions hereof and thereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien (as defined in Section 4.1(d) below) on any of the Purchased Assets under, any provision of (i) the organizational documents of such Seller (if not an individual), (ii) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease, permit, concession, franchise, license or other agreement or instrument applicable to such Seller or the Purchased Assets (other than any Right of Way or Contract) or (iii) any Laws and Regulations applicable to such Seller or the Purchased Assets, except, in the cases of clauses (ii) and (iii), for any such conflicts, violations, defaults, rights, losses or Liens that would not have a Material Adverse Effect.  For purposes of this Agreement, any event, occurrence or condition shall have a “Material Adverse Effect” if such event, occurrence or condition, either individually or together with all other events, occurrences or conditions, (1) has a material adverse effect on the ownership, use, operation or value of the Purchased Assets, taking into account the nature and valuation of the Purchased Assets or (2) materially hinders or impedes the consummation of the transactions contemplated by this Agreement, except to the extent resulting from or arising in connection with (i) this Agreement or the transactions contemplated hereby or the public announcement thereof; (ii) changes, circumstances or effects (A) that affect generally the oil and gas industry, such as fluctuations in the price of oil and gas, or (B) that result from (1) international, national, regional, state or local economic conditions, (2) general developments or conditions in the oil and gas industry, (3) changes in applicable Laws and Regulations or the application or interpretation thereof by any Governmental Authority enacted, promulgated or issued on or after the date hereof or (4) other general economic conditions, facts or circumstances that are not subject to the reasonable control of the Parties; (iii) effects of conditions or events resulting from an outbreak or escalation of hostilities (whether nationally or internationally), or the occurrence of any other calamity or crisis (whether nationally or internationally), including the occurrence of one or more terrorist attacks; or (iv) any action taken at the written request, or with the written approval, of the Buyer; provided, however, that the changes, circumstances or effects set forth in (2)(ii)(A) and (B) above shall be deemed to have a Material Adverse Effect to the extent such changes, circumstances or effects disproportionately impact the Purchased Assets compared with the oil and gas industry generally or international, national, regional, state or local economic conditions, as applicable.

(d)                                 Title to Purchased Assets.  Such Seller owns the Purchased Assets free and clear of all liens, mortgages, security interests, pledges, claims, charges, options or other encumbrances substantially equivalent thereto (collectively, “Lien”) created by, through or under such Seller, other than Permitted Liens (as defined below).  For purposes of this Agreement, the term “Permitted Liens” shall mean all (i) materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s, tax and other similar liens or charges arising in the ordinary course of business for obligations that are not delinquent and that will be paid and discharged in the ordinary course of business or, if delinquent, that are being contested in good faith by appropriate action of which Buyer is notified in writing before the Closing; (ii) Customary Post-Closing Consents; (iii) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations that do not materially interfere with or have an adverse effect on the ownership, use, value or operation of the Purchased Assets; (iv) rights reserved to or vested in any Governmental Authority to control or regulate any of the Purchased Assets in any manner; (v) applicable Laws and Regulations, (vi) terms and conditions of the Rights of Way and Contracts; and (vii) Liens released at or prior to the Closing.

(e)                                  Brokerage.  Neither such Seller nor any of its Affiliates has made any agreement or taken any other action which might cause any person or entity to become entitled to a broker’s or finder’s fee or commission for which Buyer or any of Buyer’s Affiliates shall directly or indirectly have any responsibility, liability or expense as a result of the transactions contemplated hereby.

4.2                               Representations and Warranties of Sellers.  Each Seller, jointly and severally, represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

(a)                                 No Violation of Laws or Agreements.  The execution, delivery and performance of this Agreement and the other Seller Transaction Documents by any Seller does not, and the consummation of the transactions contemplated hereby and thereby and the compliance by any Seller with any of the provisions hereof and thereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the Purchased Assets under, any provision of any Right of Way or Contract (except as set forth on Schedule 4.2(b)), except for any such conflicts, violations, defaults, rights, losses or Liens that would not have a Material Adverse Effect.

(b)                                 Approvals and Consents.  Except as set forth on Schedule 4.1(c) or Schedule 4.2(b), (i) no notice to, consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any federal, state or local governmental or regulatory entity (or any agency, authority, board, bureau, commission, department, tribal authority or political subdivision thereof) or any court or arbitrator (each, a “Governmental Authority”) or any person or entity is required in connection with the execution or performance of this Agreement or the other Seller Transaction Documents by any Seller or the consummation by any Seller of the transactions contemplated hereby and thereby, except for consents or approvals of, or notices to, any Governmental Authority that are customarily obtained or given after closing in connection with the transactions contemplated hereby (collectively, the “Customary Post-Closing Consents”), and (ii) no Purchased Asset is subject to any preferential right to purchase, right of first refusal, right of first offer or similar right which would be binding on Buyer after the consummation of the transactions contemplated hereby.

(c)                                  Proceedings; Orders.  Except set forth on Schedule 4.2(c), there are no actions, suits, claims or proceedings (including any arbitration or mediation or similar proceedings) by or before any Governmental Authority (collectively, “Proceedings”) pending or, to any Seller’s knowledge, threatened against any Seller affecting the Purchased Assets or that would prohibit, restrict or delay in any material respect the consummation of the transactions contemplated hereby.  There are currently no outstanding judgments, decrees, injunctions, rulings, orders or awards of any Governmental Authority (collectively, “Orders”) against any Seller which relate to or arise out of the ownership, condition, use or operation of the Purchased Assets or that would prohibit, restrict or delay in any material respect the consummation of the transactions contemplated hereby.

(d)                                 Compliance with Laws.  Except as set forth on Schedule 4.2(d), no Seller has violated or failed to comply with any federal, state or local constitution, statute, law, ordinance, rule or regulation or any Order (collectively, “Laws and Regulations”) applicable to the Purchased Assets, except for any such violations or failures as would not have a Material Adverse Effect.  Except as set forth on Schedule 4.2(d), no Seller has received any written notice from any Governmental Authority of any violation of any Laws and Regulations applicable to the Purchased Assets.

(e)                                  Permits.  Schedule 1.1(e) sets forth all material Permits.  Sellers (i) possess all material Permits required to own, lease, operate or use the Purchased Assets under all Laws and Regulations and (ii) are in material compliance with all terms, provisions and conditions of the Purchased Permits.  All Permits are in full force and effect, and there are no Proceedings pending or, to Sellers’ knowledge, threatened that seek the revocation, cancellation, suspension or any materially adverse modification, or the imposition of any penalty with respect to, any Permits.

(f)                                   Rights of Way.  The Rights of Way listed on Schedule 1.1(b) comprise all of the material Rights of Way necessary to own and operate the Gathering Assets as operated on the date hereof.  Sellers have all material Rights of Way necessary to own and operate the Gathering Assets.  The Gathering Assets are all located within valid Rights of Way.  With respect to each material Right of Way, no Seller is in material breach of or material default under, no Seller has received written notice that it is in material breach or material default under, and no event has occurred which with notice or lapse of time (or both) would constitute a material breach by any Seller of or material default by any Seller under, such Right of Way.  All payments due as of the Closing Date under each Right of Way have been paid in full.  Sellers have made available to Buyer true, correct and complete copies of all Rights of Way.

(g)                                  Environmental Matters.

(i)                                     Sellers have not received any written notice from any Governmental Authority or any other person or entity that the operation of any Purchased Asset is in violation of any Environmental Laws or that Sellers or any predecessors in title of Sellers are responsible (or potentially responsible) for remedying, stabilizing, neutralizing or cleaning up any pollutants, contaminants or hazardous or toxic waste, substances or materials at, on or beneath any such Purchased Asset, except for any such violations or responsibilities that would not have a Material Adverse Effect.  To Sellers’ knowledge, no environmental or physical condition of any Purchased Asset violates any Environmental Law, Right of Way, Contract or other agreement, except for any such violations that would not have a Material Adverse Effect.

(ii)                                  There has been no Release of any Hazardous Substance by a from any of the Purchased Assets, or as a result of any operations or activities of the Gathering Assets, that could reasonably be expected to give rise to any remedial obligation, corrective action requirement or other liability of any kind under applicable Environmental Laws, except for any such Releases that would not have a Material Adverse Effect.

(iii)                               For the purposes of this Agreement:

(A)                               “Environmental Laws” means any applicable law of any Governmental Authority relating to (i) the protection, preservation or restoration of the environment or the protection of the public health and safety (including, air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, Release or disposal of Hazardous Substances, in each case as in effect at the date hereof.

(B)                               “Hazardous Substance” means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law.  Hazardous Substance includes any substance to which exposure is regulated by any Governmental Authority or any Environmental Law, including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

(C)                               “Release” means any spill, effluent, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching, abandoning, adding or migration of any Hazardous Substance into the indoor or outdoor environment, or into or out of any property or facility.

(h)                                 Transactions with Affiliates.  There are no agreements, loans, leases, royalty agreements or other continuing transactions between any Seller and any officer, member, partner, manager, director or stockholder of any Seller or any of their Affiliates with respect to the Purchased Assets or the Gathering Assets which shall be binding on Buyer, the Purchased Assets or the Gathering Assets following the Closing (collectively, “Affiliate Agreements”).

(i)                                     Intellectual Property. There is no intellectual property-related proceeding pending or threatened by any third party before any court or tribunal (including, the United States Patent and Trademark Office or equivalent authority anywhere in the world) relating to the Purchased Assets or the Gathering Assets, nor has any written claim or demand been made by any third party that alleges any infringement, misappropriation or violation of any intellectual property of any third party, or unfair competition or trade practices relating to the Purchased Assets or the Gathering Assets.

(j)                                    Taxes.

(i)                                     Each Seller has filed all material tax returns with regard to the Purchased Assets that it was required to file.  All such tax returns as so filed disclose all taxes required to be paid for the periods covered thereby.  All material taxes due and owing by any Seller with regard to the Purchased Assets (whether or not shown on any tax return) have been paid.  No Seller is currently is the beneficiary of any extension of time within which to file any tax return with regard to the Purchased Assets.  There are no Liens for taxes (other than taxes not yet due and payable) upon any of the Purchased Assets.  Each Seller has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party with regard to the Purchased Assets, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(ii)                                  There is no material dispute or claim concerning any tax liability of any Seller with regard to the Purchased Assets either (A) claimed or raised by any

Governmental Authority in writing or (B) as to which any Seller has knowledge based upon personal contact with any agent of such Governmental Authority.

(k)                                 Integrity Management; Maintenance.  The Purchased Assets have been operated in the ordinary course and all routine maintenance and integrity management procedures that would be completed by a reasonably prudent operator have been performed or are in process.

(l)                                     Contracts.  The Contracts listed on Schedule 1.1(c) comprise all of the material Contracts.  With respect to each Contract, no Seller is in breach of or default under, no Seller has received written notice that it is in breach or default under, and no event has occurred which with notice or lapse of time (or both) would constitute a breach by any Seller of or default by any Seller under, such Contract, except for such breaches or defaults as would not have a Material Adverse Effect.  Sellers have made available to Buyer true, correct and complete copies of all Contracts.  To Sellers’ knowledge, no counterparty is in material default under, no Seller has delivered written notice that a counterparty is in breach or default under, and no event has occurred which with notice or lapse of time (or both) would constitute a material breach by any counterparty of or material default by any counterparty under, such Contract

4.3                               Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as of the date hereof and as of the Closing Date that:

(a)                                 Organization and Good Standing.  Buyer is a limited liability company validly existing and in good standing under the laws of the State of Delaware.  Buyer has all requisite limited liability company power and authority to own, lease and operate its assets and properties and conduct its business as and where such business is currently being conducted. Buyer is qualified or registered to do business and is in good standing as a foreign entity in the State of Texas.

(b)                                 Authorization and Enforceability.  Buyer has the requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and the other Buyer Transaction Documents and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Buyer of this Agreement and the other Buyer Transaction Documents have been duly and validly authorized by all necessary limited liability company action on the part of Buyer.  This Agreement has been, and the other Buyer Transaction Documents will be, duly and validly executed and delivered by Buyer.  This Agreement is, and the other Buyer Transaction Documents will be, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar laws affecting creditors’ rights generally and except to the extent that general equitable principles may affect the availability of certain remedies.

(c)                                  No Violation of Laws or Agreements.  The execution, delivery and performance of this Agreement and the other Buyer Transaction Documents by Buyer do not, and the consummation of the transactions contemplated hereby and thereby and the compliance by Buyer with any of the provisions hereof and thereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the assets or properties of Buyer under, any provision of (i) the organizational documents of Buyer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease, permit, concession, franchise, license or other agreement or instrument applicable to Buyer or (iii) any Laws and Regulations applicable to Buyer or any of its assets or properties, except, in the cases of clauses (ii) and (iii), for any such conflicts, violations, defaults, rights, losses or Liens that would not materially hinder or impede the consummation of the transactions contemplated by this Agreement.

(d)                                 Approvals and Consents.  No notice to, consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any governmental authority or other person or entity is required by or with respect to Buyer in connection with the execution and performance of this Agreement or the other Buyer Transaction Documents by Buyer or the consummation by Buyer of the transactions contemplated hereby and thereby, except for the Customary Post-Closing Consents.

(e)                                  Proceedings; Orders.  There are no Proceedings pending or, to Buyer’s knowledge, threatened against Buyer that would prohibit, restrict or delay in any material respect the consummation of the transactions contemplated hereby.  There are currently no outstanding Orders against Buyer that would prohibit, restrict or delay in any material respect the consummation of the transactions contemplated hereby.

(f)                                   Brokerage.  Neither Buyer nor any of its Affiliates has made any agreement or taken any other action which might cause any person or entity to become entitled to a broker’s or finder’s fee or commission for which any Sellers or any Affiliate of any Seller shall directly or indirectly have any responsibility, liability or expense as a result of the transactions contemplated hereby.

(g)                                  Funding.  Buyer has available adequate funds or the means to obtain adequate funds in the aggregate amount sufficient to pay (i) the Purchase Price and (ii) all expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby.

(h)                                 Due Diligence Investigation.  Buyer has the expertise, knowledge and sophistication in financial and business matters generally and with respect to the oil and gas industry that make it capable of evaluating, and it has evaluated, the merits and economic risks of its investment in the Purchased Assets.  Buyer has had the opportunity to examine all aspects of the Purchased Assets Buyer has deemed relevant and has had access to all information requested by Buyer with respect to the Purchased Assets and the Assumed Liabilities in order to make an evaluation thereof.  In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied and will rely solely on the provisions of this Agreement and its own independent investigation and evaluation of the Purchased Assets and the value thereof.

4.4                               Disclaimers and Notifications.  The Parties make the following disclaimers and notifications:

(a)                                 No Other Seller Representations.  EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 4.1 AND 4.2, THE CONVEYANCE, THE DEEDS , THE PARTIAL ASSIGNMENTS OR ANY OTHER AGREEMENTS OR INSTRUMENTS DELIVERED AT THE CLOSING PURSUANT TO SECTION 3.2, SELLERS AND THEIR REPRESENTATIVES AND ADVISORS HAVE NOT MADE AND MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF THE PURCHASED ASSETS OR ANY LIABILITIES OR OPERATIONS RELATED THERETO (INCLUDING THE ASSUMED LIABILITIES), INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED, IN EACH CASE INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED AS TO (I) TITLE TO ANY OF THE PURCHASED ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE PURCHASED ASSETS, (III) THE CURRENT VOLUME, NATURE, QUALITY, CLASSIFICATION OR VALUE OF THE HYDROCARBON RESERVES DEDICATED TO THE GATHERING ASSETS PURSUANT TO ANY GAS PURCHASE CONTRACTS, (IV) ANY ESTIMATES OF THE VALUE OF THE PURCHASED ASSETS OR FUTURE REVENUES GENERATED BY THE PURCHASED ASSETS, (V) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE PURCHASED ASSETS, (VI) INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT OR (VII) ANY OTHER RECORD, FILES OR MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.  SELLERS FURTHER DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT.  BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN SECTIONS 4.1 AND 4.2, THE CONVEYANCE, THE DEEDS, THE PARTIAL ASSIGNMENTS OR ANY OTHER AGREEMENTS OR INSTRUMENTS DELIVERED AT THE CLOSING PURSUANT TO SECTION 3.2, BUYER IS PURCHASING THE PURCHASED ASSETS ON AN “AS-IS, WHERE-IS” BASIS WITH ALL FAULTS AND DEFECTS AND BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.

(b)                                 No Other Buyer Representations.  EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.3, THE CONVEYANCE, THE DEEDS, THE PARTIAL ASSIGNMENTS OR ANY OTHER AGREEMENTS OR INSTRUMENTS DELIVERED AT THE CLOSING PURSUANT TO SECTION 3.3, THE BUYER AND THEIR REPRESENTATIVES AND ADVISORS HAVE NOT MADE AND MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY.

(c)                                  Disclaimer with Respect to NORM, etc. BUYER ACKNOWLEDGES AND AGREES THAT THE PURCHASED ASSETS HAVE BEEN UTILIZED BY SELLERS FOR THE PURPOSE OF GATHERING AND TRANSPORTING HYDROCARBONS AND

THAT MATERIALS ASSOCIATED THEREWITH MAY HAVE BEEN STORED, KEPT OR DISPOSED OF ON OR IN THE PURCHASED ASSETS.  BUYER ACKNOWLEDGES THAT EQUIPMENT, IMPROVEMENTS, ABANDONED AND PIPING, GATHERING LINES AND OTHER HYDROCARBON PROCESSING FACILITIES AND APPURTENANCES MAY BE LOCATED THEREON.  BUYER ACKNOWLEDGES THAT THERE MAY HAVE BEEN SPILLS OF HYDROCARBONS OR OTHER MATERIALS IN THE PAST ON OR IN THE ASSETS.  IN ADDITION, SOME ASSETS MAY CONTAIN ASBESTOS AND NATURALLY OCCURRING RADIOACTIVE MATERIAL (“NORM”).  IN THIS REGARD, BUYER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NORM MAY AFFIX OR ATTACH ITSELF TO THE INSIDE OF THE FACILITIES AND EQUIPMENT AS SCALE, OR IN OTHER FORMS, AND THAT THE FACILITIES AND EQUIPMENT MAY CONTAIN NORM AND THAT NORM-CONTAINING MATERIAL MAY BE BURIED AND OTHERWISE DISPOSED OF ON THE ASSETS.  BUYER ALSO EXPRESSLY UNDERSTANDS THAT SPECIAL PROCEDURES MAY BE REQUIRED FOR THE REMOVAL AND DISPOSAL OF ASBESTOS AND NORM FROM THE ASSETS AND THAT BUYER ASSUMES ALL LIABILITY AND EXPENSE FOR SUCH ASSESSMENT, REMOVAL AND DISPOSAL OF ANY SUCH MATERIALS AND ASSOCIATED ACTIVITIES.

(d)                                 Disclaimer with Respect to Data.  All data, evaluations, reports and other information heretofore furnished to Buyer by Sellers concerning any or all of the Purchased Assets, and the operation thereof, have been and shall be furnished solely for Buyer’s convenience and have not constituted and shall not constitute a representation or warranty of any kind by Sellers.  Sellers do not warrant or represent the accuracy or completeness of any information, data or materials furnished to Buyer with respect to the transactions contemplated by this Agreement.  Buyer acknowledges that Sellers may not have the requisite information with which to accurately determine the exact nature or condition of the Purchased Assets.  Buyer is purchasing the Purchased Assets solely in reliance on the representations and covenants of Sellers in the Transaction Documents and on its own evaluation and investigation of the Purchased Assets.

ARTICLE 5

COVENANTS

5.1                               General.  Each of Buyer and Sellers shall use its reasonable efforts in good faith to take all actions and to do all things necessary or advisable in order to consummate and make effective the purchase and sale of the Purchased Assets contemplated by this Agreement, including satisfaction of the closing conditions set forth in Sections 6.1 and 6.2 below.

5.2                               Access.  From and after the date of this Agreement and until the Closing Date, Sellers shall permit Buyer’s officers, employees, agents and advisors, at Buyer’s sole risk and expense, to (i) have reasonable access to the Purchased Assets (so long as such access occurs during normal business hours or at mutually agreeable times and does not unreasonably interfere with the operation of the Purchased Assets) to observe the condition, use and operation of the Purchased Assets and to facilitate the transactions contemplated by this Agreement and (ii) otherwise perform due diligence activities, including title searches.  Buyer agrees to maintain the confidentiality of all information acquired by Buyer pursuant to this Section 5.2 in accordance with the terms of the Confidentiality Agreement (as defined in Section 5.11 below). Buyer agrees to indemnify, defend and hold harmless the Seller Indemnified Parties from and against any and all Damages (as defined in Section 7.2 below) arising out of or relating to access to the Purchased Assets prior to the Closing by Buyer, even if caused in whole or in part by the negligence (whether sole, joint or concurrent), strict liability or other legal fault of any Seller Indemnified Parties (but excluding gross negligence or willful misconduct on the part of any Seller Indemnified Parties).

5.3                               Conduct of Business.  From and after the date of this Agreement and until the Closing Date, each Seller agrees that:

(a)                                 It shall conduct its business and operations in the ordinary course of business and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

(b)                                 It shall maintain, operate and administer the Purchased Assets in the ordinary course of business and consistent with past practice and in compliance with all applicable Laws and Regulations; and

(c)                                  It shall not:

(i)                                     sell, assign, transfer or lease or agree to sell, assign, transfer or lease or otherwise dispose of any of the Purchased Assets, except for (A) sales and dispositions of oil and gas in the ordinary course of business (including all condensate and natural gas liquids tank fill and pipeline fill) and (B) sales and dispositions of equipment and materials that are surplus, obsolete or replaced, provided, however, that such sales and dispositions of equipment and materials that are surplus, obsolete or replaced shall not exceed One Hundred Thousand Dollars ($100,000);

(ii)                                  subject any of the Purchased Assets to any Lien (other than a Permitted Lien);

(iii)                               amend any tax returns or change any tax elections with respect to the Purchased Assets to the extent such could affect Buyer after the Closing Date;

(iv)                              modify, amend or terminate any Right of Way or Contract;

(v)                                 enter into any new Contract that (i) may not be cancelled, without undue burden or cost, within ninety (90) days or (ii) the total obligation or benefit or which is, or could be reasonably contemplated to be, in excess of Fifty Thousand Dollars ($50,000);

(vi)                              abandon or release any Right of Way or Permit;

(vii)                           incur any capital costs or expenses in respect of the Purchased Assets, other than those set forth on Schedule 5.3, in excess of Two Hundred Fifty Thousand Dollars ($250,000) per month;

(viii)                        enter into any Affiliate Agreement; or

(ix)                              waive, compromise or settle any material rights under any Right of Way or Contract.

Buyer’s approval of any action restricted by this Section 5.3 shall not be unreasonably withheld or delayed and shall be considered granted 10 days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in the Seller Representative’s notice) after the Seller Representative’s notice to Buyer requesting such consent unless Buyer notifies the Seller Representative to the contrary during that period.  Notwithstanding the foregoing provisions of this Section 5.3, in the event of an emergency, Sellers may take such action as reasonably necessary to prevent damage to people or property and shall notify Buyer of such action promptly thereafter.

5.4                               Consents.  From and after the date of this Agreement and until the Closing Date, Sellers shall use commercially reasonable efforts to obtain the written consent from any person or entity with respect to any Right of Way or Contract that is required to permit the sale, transfer and assignment of such Right of Way or Contract pursuant to the terms and conditions thereof (the “Consents”).  All such Consents are set forth on Schedule 5.4.  Notwithstanding anything in this Agreement to the contrary, neither Party shall be obligated to make any payments to any holder of any Consent or incur any other material burden in order to comply with the requirements set forth in this Section 5.4 and the failure to obtain any such Consent shall not be deemed a breach of any covenant of any Party hereunder.

5.5                               Risk of Loss of Purchased Assets.  The risk of damage or loss to the Purchased Assets shall remain with Sellers until the Effective Time.

5.6                               Transfer Taxes.  Buyer shall pay all sales, use, gross receipts, transfer, real property transfer, documentary stamp, recording and other similar taxes arising from and with respect to the purchase and sale of the Purchased Assets.

5.7                               Recording. Buyer shall be solely responsible for recording of the Partial Assignments and any other documents related to the conveyance of the Purchased Assets and shall promptly furnish Sellers with either the recorded originals or with the recording information thereof.  All recording and filing shall be at the sole cost and expense of Buyer.

5.8                               Allocation of Taxes.

(a)                                 All ad valorem real property taxes, personal property taxes, fees or assessments for the calendar year 2014 due with respect to the Purchased Assets or payable by Sellers pursuant to the terms of any Rights of Way or Contracts shall be prorated between Sellers, on the one hand, and Buyer, on the other hand, as of the Closing Date on a calendar year basis, using the calendar year 2013 tax rates and assessments by the appropriate Governmental Authority; provided, however, that, if the taxes for 2014 are thereafter determined to be more or less than the taxes for 2013 (after any appeal of the assessed valuation thereof is concluded), Buyer and Sellers promptly shall adjust the proration of such taxes based on actual taxes paid with respect to 2014, and Sellers or Buyer, as the case may be, shall pay to the other any amount required as a result of such adjustment.  The portion of such taxes allocable to the portion of calendar year 2014 ending on the Effective Time shall be deemed to be (A) the amount of such taxes for the entire period multiplied by (B) a fraction, the numerator of which is the number of calendar days in the portion of calendar year 2014 ending on the Effective Time and the denominator of which is 365.  All special taxes or assessments prior to the end of 2014 shall be prorated as set forth above.  If any Party shall pay such taxes for which it is entitled to be reimbursed because of such proration, the other Party responsible therefor shall promptly reimburse the party so paying upon notice of the amount paid by such Party.

(b)                                 Sellers shall be responsible for any sales, use, excise, environmental, custom or other like tax, duty, fee or assessment or charge imposed by a Governmental Authority that is associated with the Purchased Assets prior to the Effective Time.

(c)                                  Sellers shall be entitled to any refunds or credits of taxes paid with respect to the Purchased Assets to the extent attributable to the period prior to the Effective Time.  Buyer shall be entitled to any refunds or credits of taxes paid with respect to the Purchased Assets to the extent attributable to the period after the Effective Time.

(d)                                 Sellers shall be responsible for the preparation and filing of any tax returns, consistent with past practice, and the payment of any tax required to be paid in connection therewith related to Sellers that are required to be filed for taxable periods ending prior to or on the Closing Date.  Buyer shall be responsible for the preparation and filing of all tax returns and the payment of any tax required to be paid in connection therewith related to Buyer that are required to be filed for taxable periods ending after the Closing Date.

(e)                                  Each Party shall be responsible for its own income taxes, if any, which may result from the transactions contemplated by this Agreement.

(f)                                   No Seller shall take or omit to take any action outside of the ordinary course of business or in a manner inconsistent with past practice if such action or omission could have the effect of increasing the tax liability relating to any of the Purchased Assets, Buyer or any of Buyer’s Affiliates, unless required by applicable Laws and Regulations.

5.9                               Transaction Expenses. Except as expressly provided otherwise herein, each Party shall pay its own expenses and the fees and expenses of its counsel, accountants, consultants and other experts and representatives incurred in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

5.10                        Maintenance of Books and Records.  At the Closing, Sellers shall deliver to Buyer the Records.  Buyer and Sellers shall cooperate fully with one another after the Closing so that (subject to any limitations that are reasonably required to preserve any applicable attorney-client or other legal privilege) each Party has access to the business records, contracts and other information existing at the Closing Date and relating in any manner to the Purchased Assets (whether in the possession of Sellers or Buyer). No files, books or records existing at the Closing Date and relating in any manner to the Purchased Assets shall be destroyed by any Party for a period of two years after the Closing Date (or such longer period as is required by applicable Laws and Regulations).  The access to files, books and records contemplated by this Section 5.10 shall be during normal business hours and upon not less than two days prior written request, shall be subject to such reasonable limitations as the Party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the Party entitled to claim the same.

5.11                        Confidentiality.  The respective obligations of the Parties with regard to the use and disclosure of information provided to one Party by the other are set forth in the Confidentiality Agreement dated September 5, 2013 (the “Confidentiality Agreement”), between PVOG and American Midstream Partners, L.P. (“AMID”), an Affiliate of Buyer. Notwithstanding anything in the Confidentiality Agreement or this Agreement to the contrary, Sellers and Buyer shall consult with each other with regard to all publicity and other public releases concerning this Agreement and the transactions contemplated hereby; provided, however, that nothing contained in this Agreement or the Confidentiality Agreement shall restrict any Party or any Affiliate of any Party from making any disclosure required by applicable Laws and Regulations or the applicable rules of any stock exchange.  Sellers shall use commercially reasonable efforts to (i) assign all confidentiality agreements relating to the sale of the Purchased Assets to Buyer or (ii) if such assignment cannot be made, cause any person or entity which received confidential information about the Purchased Assets to return to Sellers or destroy such confidential information.

5.12                        Release of Bonds.  Upon the request of Sellers, Buyer shall assist Sellers in a commercially reasonable manner to release or cause the release or cancellation any bonds, letters of credit or guarantees posted by any Seller with Governmental Authorities and relating to the Purchased Assets.  All such bonds, letters of credit or guarantees are set forth on Schedule 5.12.

5.13                        Names.  As soon as reasonably possible after the Closing, but in no event later than 60 days after Closing, Buyer shall remove the names of PVOG, including “Penn Virginia,” “Penn Virginia Oil & Gas,” “PVOG” and all variations thereof, from all of the Purchased Assets and make the requisite filings with, and provide the requisite notices to, the appropriate Governmental Authorities to place the title or other indicia of ownership, including operation of the Purchased Assets, in a name other than any name of PVOG or any variations thereof.

5.14                        Revised Schedules.  On one or more occasions not later than three business days prior to the Closing Date, the Seller Representative may prepare and deliver to Buyer revised Schedules to this Agreement relating to the representations and warranties set forth in Section 4.1 or Section 4.2 above, which revised Schedules may include new Schedules to the extent that any of the representations and warranties set forth in Section 4.1 or Section 4.2 above do not provide for Schedules, reflecting events or changes in circumstances occurring after the date of this Agreement. Prior to the Closing, any such revised or supplemental Schedules shall be for informational purposes only and of no force or effect in connection with determining whether the conditions to the Closing set forth in Section 6.2 below have occurred or been satisfied.  In the event that the Closing occurs, then for the sole purposes of the indemnification provisions set forth in Article 7 below, any representations and warranties of Sellers as set forth in Section 4.1 or Section 4.2 above shall be subject to, and modified by, any such timely delivered revisions or supplements to the Schedules to this Agreement.

5.15                        Government Reviews.  As promptly as practicable after the date of this

Agreement (but in any event within three business days of this date of this Agreement), Sellers and Buyer shall in a timely manner (a) make all required filings, if any, with and prepare applications to and conduct negotiations with each Governmental Authority as to which such filings, applications or negotiations are necessary or appropriate in connection with the consummation of the transactions contemplated hereby, specifically including, but not limited to, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (b) provide such information as each may reasonably request to make such filings, prepare such applications and conduct such negotiations and (c) request early termination or waiver of any applicable waiting period under the HSR Act.  To the extent reasonably practicable, Sellers and Buyer shall each have the right to review in advance all information relating to such Party that is disclosed for any filing. Each Party shall cooperate with and use all commercially reasonable efforts to assist the other with respect to such filings, applications and negotiations and shall promptly furnish each other with copies of any written communications delivered to such Party from any Governmental Authority.  The applicable filing fee in connection with the filings to be made under the HSR Act shall be borne 50% by Buyer and 50% by Sellers.

5.16                        Further Assurances. At or after the Closing, any Party, at the request of any other Party and without additional consideration, shall execute and deliver to the requesting Party all such further assignments, deeds, agreements, contracts, instruments and other documents as the requesting Party may reasonably request in order to perform, accomplish, perfect or record, if reasonably necessary, the sale, assignment, transfer and delivery to Buyer of the Purchased Assets as contemplated by this Agreement, to obtain the Customary Post-Closing Consents and to otherwise carry out the intention of this Agreement.

5.17                        Financial Information.  Sellers hereby agree to provide to Buyer access to such records, materials and documents in Sellers possession as may be reasonably requested from time to time by Buyer and its auditors in connection with the completion and delivery of such information as is required by the Securities and Exchange Commission to be included in any periodic report to be filed by AMID under the Securities Exchange Act of 1934, as amended, with respect to the Gathering Assets.

5.18                        Rights-of-Way.  Sellers shall use all commercially reasonable efforts to (a) procure and record valid rights-of-way across the leases set forth on Schedule 5.18 (the “Necessary ROWs”) and (b) record (to the extent not already recorded) all of the Rights of Way set forth on Schedule 1.1(b).

5.19                        Replacement of Drip Tanks.  Buyer acknowledges and agrees that the drip tanks currently used to operate the Gathering Assets are not Purchased Assets and, consequently, Buyer will need to procure and install new drip tanks for the operation of the Gathering Assets following the Closing.  Buyer shall procure and install such new drip tanks within 90 days following the Closing Date.  During such 90-day period, Sellers shall allow Buyer to continue to use Sellers’ existing drip tanks in connection with the operation of the Gathering Assets.  Buyer agrees to indemnify, defend and hold harmless the Seller Indemnified Parties from and against any and all Damages arising out of or relating to Buyer’s use of Sellers’ existing drip tanks, even if caused in whole or in part by the negligence (whether sole, joint or concurrent), strict liability or other legal fault of any Seller Indemnified Parties (but excluding gross negligence or willful misconduct on the part of any Seller Indemnified Parties).

ARTICLE 6

CONDITIONS TO CLOSING

6.1                               Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject, at the option of Sellers, to the following conditions:

(a)                                 Representations.  The representations and warranties of Buyer herein contained shall be made again at the Closing and shall be true and correct in all material respects on the Closing Date.

(b)                                 Performance.  Buyer shall have performed and complied with in all material respects all of its obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

(c)                                  Regulatory Compliance. Buyer and Sellers shall each be in compliance with all material regulatory requirements of all applicable Governmental Authorities necessary to consummate the transactions contemplated herein (all of which shall be in full force and effect as of the Closing).  Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or terminated (by early termination or otherwise).

(d)                                 Pending Matters.  No Order or Proceeding shall be outstanding or pending that restrains, enjoins or otherwise prohibits, or could reasonably be expected to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

(e)                                  No Bankruptcy.  There shall be no bankruptcy, reorganization, receivership or arrangement proceedings pending against Buyer or any Affiliate of Buyer.

(f)                                   Closing Deliveries.  Sellers shall have received all of the deliveries required by Section 3.3 above.

The Seller Representative may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

6.2                               Conditions to Obligations of Buyer.  The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject, at the option of Buyer, to the following conditions:

(a)                                 Representations.  The representations and warranties of Sellers herein contained shall be made again at the Closing and shall be true and correct in all material respects on the Closing Date.

(b)                                 Performance.  Sellers shall have performed and complied with in all material respects all of their obligations, covenants and agreements contained in this Agreement to be performed or complied with by them at or prior to the Closing.

(c)                                  Regulatory Compliance. Buyer and Sellers shall each be in compliance with all material regulatory requirements of all applicable Governmental Authorities necessary to consummate the transactions contemplated herein (all of which shall be in full force and effect as of the Closing).  Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or terminated (by early termination or otherwise).

(d)                                 Pending Matters.  No Order or Proceeding shall be outstanding or pending that restrains, enjoins or otherwise prohibits, or could reasonably be expected to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

(e)                                  No Bankruptcy.  There shall be no bankruptcy, reorganization, receivership or arrangement proceedings pending against any Seller or any Affiliate of any Seller.

(f)                                   Closing Deliveries.  Buyer shall have received all of the deliveries required by Section 3.2 above.

(g)                                  Consents.  Sellers shall have received all Consents and delivered copies of all such Consents to Buyer.

(h)                                 Rights-of-Way.  Sellers shall have received all Necessary ROWs and shall have recorded all of the Rights of Ways set forth on Schedule 1.1(b).

(i)                                     Casualty Loss.  Notwithstanding Section 5.5, in the event of damage or loss to the Purchased Assets valued at over Ten Million Dollars ($10,000,000), Sellers shall have fully remedied the damage or loss.

Buyer may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

ARTICLE 7

INDEMNIFICATION

7.1                               Survival of Representations, Warranties and Covenants.  The representations, warranties and covenants of the Parties in this Agreement or any certificate delivered pursuant to this Agreement shall survive and continue in full force and effect as follows (each applicable period, the “Survival Period”):

(a)                                 All of the representations, warranties and covenants of each Seller contained in Sections 4.1, 4.2 (other than the Fundamental Representations), 5.3 and 5.19 above shall survive the Closing and continue in full force and effect for a period of twelve months after the Closing;

(b)                                 All of the representations and warranties of each Seller set forth in Sections 4.1(a), 4.1(b), 4.1(c)(i), 4.1(d) and 4.1(e) above (collectively, the “Fundamental Representations”) shall continue in full force and effect indefinitely;

(c)                                  All of the representations and warranties of Buyer set forth in Section 4.3 above shall continue in full force and effect for a period of twelve months after the Closing; and

(d)                                         All of the covenants set forth herein (other than those set forth in Section 5.3 above and Section 5.19 above with respect to Sellers only and the indemnification provisions of this Article 7) shall continue in full force and effect for a period of two years. Notwithstanding the foregoing the indemnification provisions of this Article 7 shall continue in full force and effect indefinitely.

After the expiration of the applicable Survival Period for a particular representation, warranty or covenant, such representation, warranty or covenant shall automatically expire and terminate. Any claim for indemnification with respect to any breach of any representation, warranty or covenant which is not asserted within the applicable Survival Period by a written notice given as herein provided that identifies the breach underlying such claim may not be pursued and shall be thereafter forever barred.

7.2                               Indemnification By Sellers.  In the event that the Closing occurs, then each Seller hereby agrees to indemnify, defend and hold Buyer and its Affiliates, each of its and their respective shareholders, members, partners, directors, officers, employees and agents and each of their respective successors and permitted assigns (collectively, the “Buyer Indemnified Parties”) harmless from and against any and all liabilities, taxes, Liens, injunctions, awards, judgments, orders, obligations, damages, losses, fines, penalties, amounts paid in settlement, and all costs, fees and expenses (including court costs and reasonable legal and other professional fees and expenses actually incurred in investigating, defending and preparing for any claim, demand, charge, suit, litigation, judicial or administrative proceeding, action, suit, hearing, investigation or complaint) (collectively, “Damages”) directly or indirectly arising out of, resulting from or in connection with any of the following:

(a)                                 the breach of or inaccuracy in any representation or warranty made by such Seller in this Agreement or any certificate delivered pursuant to this Agreement; and

(b)                                 the breach of or default in the performance by such Seller of any covenant, agreement or obligation in this Agreement.

The indemnification obligations of Sellers pursuant to this Section 7.2 shall be (A) several, and not joint, with respect to breach of the representations and warranties set forth in Section 4.1 above or any covenant, agreement or obligation in this Agreement and (B) joint and several with respect to breach of the representations and warranties set forth in Section 4.2 above.

7.3                               Indemnification By Buyer.  In the event that the Closing occurs, Buyer agrees to indemnify, defend and hold each Seller and its Affiliates, each of its and their respective shareholders, members, partners, directors, officers, employees and agents and each of their respective successors and permitted assigns (collectively, the “Seller Indemnified Parties”) harmless from and against any and all Damages directly or indirectly arising out of, resulting from or in connection with any of the following:

(a)                                 the breach of or inaccuracy in any representation or warranty made by Buyer in this Agreement or any certificate delivered pursuant to this Agreement;

(b)                                 the breach of or default in performance by Buyer of any covenant, agreement or obligation in this Agreement; and

(c)                                  the Assumed Liabilities.

7.4                               Indemnification Procedures.  All claims for indemnification under this Agreement related to Third Party Claims shall be asserted and resolved pursuant to this Section 7.4.

(a)                                 Promptly after the receipt by any Person seeking indemnification hereunder (an “Indemnified Party”) of a notice of any Proceeding by any third party that may be subject to indemnification hereunder (a “Third Party Claim”), such Indemnified Party shall give written notice of such Third Party Claim to the indemnifying Party (the “Indemnifying Party”) stating the nature and basis of the Third Party Claim and the amount thereof, to the extent known, along with copies of the relevant documents evidencing the Third Party Claim and the basis for indemnification sought.  Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from liability on account of this indemnification, except if and to the extent that the Indemnifying Party is actually prejudiced thereby.

(b)                                 The Indemnifying Party, at its own expense, shall have the right, exercisable within 30 days of receipt of notice of the Third Party Claim, to assume the defense of the Indemnified Party against the Third Party Claim so long as (i) the Indemnifying Party proceeds in good faith and in a timely manner and (ii) such Third Party Claim involves (and continues to involve) solely monetary damages.

(c)                                  So long as the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 7.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, it being understood that the Indemnifying Party shall pay all costs and expenses of counsel for the Indemnified Party (A) for all periods prior to such time as the Indemnifying Party has notified the Indemnified Party that it has assumed the defense of such Third Party Claim and (B) if there is a conflict of interest between the Indemnifying Party and the Indemnified Party, (ii) the Indemnified Party shall not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed).

(d)                                 The Parties shall use commercially reasonable efforts to minimize Damages from Third Party Claims and shall act in good faith and in a timely manner in responding to, defending against, settling or otherwise dealing with Third Party Claims.  The Parties shall also cooperate in any such defense and give each other reasonable access to all information relevant thereto.  Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into without the Indemnifying Party’s prior written consent, which consent shall not unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such claim involves equitable or other non-monetary relief.

7.5                               Other Limitations on Indemnification.

(a)                                 No Party shall have any liability pursuant to Section 7.2(a) or Section 7.3(a) above with respect to any breach of any representation or warranty (other than any Fundamental Representation) unless and until the aggregate amount of all of the Damages to the Buyer Indemnified Parties exceeds $2,000,000 (the “Indemnification Threshold”), in which case the Buyer Indemnified Parties shall be entitled to indemnification only to the extent of the excess over the Indemnification Threshold. There shall be no threshold or deductible with respect to (i) Sellers’ obligations to Buyer pursuant to Section 7.2(a) above with respect to any breach of any Fundamental Representation or pursuant to Section 7.2(b) above or (ii) Buyer’s obligations to Sellers pursuant to Section 7.3(b) or Section 7.3(c).

(b)                                 The aggregate liability of any Party pursuant to this Article 7 shall in no event exceed, individually or in the aggregate, $15,000,000; provided, however, that subject to Section 7.5(c) below, (a) Buyer’s liability pursuant to Section 7.3(b) above with respect to any covenant (including Buyer’s liability to fund the Purchase Price at the Closing) and Section 7.3(c) and (b) Seller’s liability pursuant to Section 7.2(a) with respect to any Fundamental Representation and Section 7.2(b) with respect to any covenant, shall, in each case, be without limit.

(c)                                  Under no circumstances shall any Party be liable to any other Party for any indirect, contingent, consequential, unforeseen, exemplary or punitive, special Damages of any nature (including lost profits); provided, however, that any such Damages recovered by any third party for which a Party owes another Party an indemnity under this Agreement shall not be waived.

(d)                                 The Parties will make appropriate adjustments for any insurance proceeds actually received by the Indemnified Party in determining Damages for purposes of this Article 7.  All indemnification payments under this Article 7 will be deemed to be adjustments to the amounts paid to Sellers pursuant to Article 2.  Any liability for indemnification under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

(e)                                  Each Indemnified Party seeking indemnification hereunder shall use commercially reasonable efforts to mitigate any Damages that it asserts under this Article 7, but any reasonable costs and expenses (other than internal costs and expenses) incurred in connection therewith shall constitute Damages.

7.6                                       Exclusive Remedy.  IN THE ABSENCE OF FRAUD, AFTER THE CLOSING THE RIGHT OF THE PARTIES TO ASSERT INDEMNIFICATION CLAIMS AND RECEIVE INDEMNITY PAYMENTS UNDER THIS AGREEMENT IS THE SOLE AND EXCLUSIVE RIGHT AND REMEDY EXERCISABLE BY THE PARTIES WITH RESPECT TO ANY DAMAGES ARISING OUT OF ANY BREACH BY ANY PARTY OF ANY

REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT OF SUCH PARTY SET FORTH IN THIS AGREEMENT OR OTHERWISE RELATING TO THE CONTEMPLATED TRANSACTIONS.  NO PARTY WILL HAVE ANY OTHER REMEDY (STATUTORY, EQUITABLE, COMMON LAW OR OTHERWISE) AGAINST ANY OTHER PARTY WITH RESPECT TO SUCH MATTERS, AND ALL SUCH OTHER REMEDIES ARE HEREBY WAIVED.  WITHOUT LIMITING THE FOREGOING, IN THE ABSENCE OF FRAUD, EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT SUCH PARTY WILL NOT HAVE ANY REMEDY AFTER THE CLOSING FOR ANY BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT SET FORTH IN THIS AGREEMENT, EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 7.

7.7                               Tax Treatment.  Indemnification payments made pursuant to this Article 7 may be treated as adjustments of the Purchase Price as permitted by applicable Laws and Regulations.

ARTICLE 8

TERMINATION

8.1                               Termination of Agreement.  The Parties may terminate this Agreement as provided below:

(a)                                 Buyer and Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b)                                 Buyer may terminate this Agreement by giving written notice to the Seller Representative (i) at any time prior to the Closing in the event that any Seller has breached in any material respect any representation, warranty or covenant contained in this Agreement, Buyer has notified the Seller Representative of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) at any time following February 28, 2014 (the “Termination Date”) if the Closing shall not have occurred on or before the Termination Date; or

(c)                                  Sellers may terminate this Agreement by giving written notice to Buyer (i) at any time prior to the Closing in the event that Buyer has breached in any material respect any representation, warranty or covenant contained in this Agreement, the Seller Representative has notified Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) at any time following the Termination Date if the Closing shall not have occurred on or before the Termination Date.

8.2                               Effect of Termination.

(a)                                 In the event that this Agreement is terminated by either Party pursuant to Section 8.1 above, then, except as expressly hereinafter provided, this Agreement shall become void and have no effect; provided, however, that (i) the provisions of Sections 5.2, 5.11, 7.4, 7.5(c), 7.5(d) and 7.5(e), this Article 8, Article 9 and Article 10 shall survive any such termination and (ii) each Party shall, in all events, remain bound by and continue to be subject to the terms of the Confidentiality Agreement.

(b)                                 In the event that (i) Buyer terminates this Agreement pursuant to

Section 8.1(b) above, (ii) any Seller has knowingly taken any action or knowingly omitted to take any action where such action or omission to take any such action resulted in the breach or failure in any material respect of any of such Seller’s representations or warranties set forth herein or any covenants of such Seller which are to be performed or observed at or prior to the Closing and (iii) as of the date of such termination, Buyer has not breached in any material respect any representation, warranty or covenant of Buyer contained in this Agreement (including Buyer’s failure to consummate the transactions contemplated by this Agreement upon satisfaction of the conditions set forth in Section 6.2 above), then, subject to the limitations set forth in Section 7.5(c) above and this Section 8.2, Buyer shall be entitled to all remedies available at law or in equity (including specific performance to the extent that a court of competent jurisdiction determines that Buyer is entitled to such remedy).

(c)                                  In the event that (i) Sellers terminate this Agreement pursuant to Section 8.1(c) above , (ii) Buyer has knowingly taken any action or knowingly omitted to take any action where such action or omission to take any such action resulted in the breach or failure in any material respect of any of Buyer’s representations or warranties set forth herein or any covenants of Sellers which are to be performed or observed at or prior to the Closing and (iii) as of the date of such termination, no Seller has not breached in any material respect any representation, warranty or covenant of such Seller contained in this Agreement (including such Seller’s failure to consummate the transactions contemplated by this Agreement upon satisfaction of the conditions set forth in Section 6.1 above), then, subject to the limitations set forth in Section 7.5(c) above and this Section 8.2, Sellers shall be entitled to all remedies available at law or in equity (including specific performance to the extent that a court of competent jurisdiction determines that Sellers are entitled to such remedy).

(d)                                 In the event that (i) this Agreement terminates pursuant to Section 8.1 above and (ii) the conditions described in either Section 8.2(b) or Section 8.2(c) above have not been satisfied, then no Party shall have any obligations or liabilities hereunder except for the obligations and liabilities with respect to Sections 5.2 and 5.11, this Article 8, Article 9 and Article 10.

ARTICLE 9

SELLER MATTERS

9.1                       Appointment of Seller Representative.

(a)                                 By the execution and delivery of this Agreement, each Seller, effective immediately, hereby irrevocably constitutes and appoints PVOG as the true and lawful agent and attorney-in-fact with full authority and power of substitution to act in the name, place and stead of such Seller with respect to the performance of the obligations and rights of Sellers under this Agreement (the “Seller Representative”) and any action contemplated to be taken by the Seller Representative hereunder in connection therewith, including the power to (i) determine the Capital Adjustment, make adjustments to the Base Purchase Price and prepare the Preliminary Settlement Statement and the Proposed Final Settlement Statement, (ii) receive from Buyer any amounts owed to Sellers pursuant to this Agreement (including any amounts owed to Sellers pursuant to Section 2.3 or Section 2.5) and disburse to each Seller such Seller’s Pro Rata Share thereof, (iii) settle or pursue claims or controversies on behalf of Sellers with respect to amounts owed by or to Sellers pursuant to this Agreement (including pursuant to Section 2.3(d)), (iv) give and receive any consents or notices required or permitted by this Agreement and (v) do or refrain from doing all such further acts and things, and execute, deliver and receive all such documents, waivers, extensions and amendments as the Seller Representative shall deem necessary or appropriate in its sole discretion in connection with the administration of this Agreement (and any such actions shall be binding on Sellers).  Each of the Parties hereto covenants and agrees that it will not take any action to voluntarily revoke the power of attorney conferred in this Section 9.1.  By its execution of this Agreement, PVOG hereby (1) accepts its appointment and authorization to act as the Seller Representative and attorney-in-fact on behalf of each Seller in accordance with the terms of this Agreement, and (2) agrees to perform its obligations under, and otherwise comply with, this Section 9.1.

(b)                                 Buyer, Sellers and any other Person may conclusively and absolutely rely, without inquiry, upon any action of the Seller Representative as the action of each Seller hereunder and in all matters referred to herein, and each Seller confirms all that the Seller Representative shall do or cause to be done in good faith by virtue of its appointment as the Seller Representative.

(c)                                  The Seller Representative may resign as the Seller Representative for any reason and at any time by written notice to Buyer and Sellers.  If at any time the Seller Representative (or any successor Seller Representative) resigns from such Person’s position as the Seller Representative, a successor shall be designated by the mutual agreement of each Seller or, absent such mutual agreement, by a majority vote of the Sellers, as soon as practicable (but in no event later than 30 days after resignation of the Seller Representative or successor Seller Representative, as applicable), and the Parties shall thereafter be notified in writing of such designation; provided, however, that the Parties agree that a court of competent jurisdiction sitting in Harris County, Texas shall have the authority to appoint a successor Seller Representative in the event that a successor Seller Representative is not designated within the 30-day period pursuant to the provisions hereof.

(d)                                 The Seller Representative shall have no duties except those which are expressly set forth herein.  Each Seller hereby consents and agrees to all actions or inactions taken or omitted to be taken, in each case in good faith, by the Seller Representative under this Agreement.  Notwithstanding anything in this Agreement to the contrary, including the provisions set forth in Article 7, each Seller hereby agrees to severally, and not jointly or jointly and severally, indemnify and hold harmless the Seller Representative from and against all Damages incurred in connection with the performance of its duties under this Agreement, excluding such Damages caused by the gross negligence, bad faith or willful misconduct of the Seller Representative.  The Seller Representative shall be entitled and is hereby granted the right to set off and deduct any such unpaid, unsatisfied Damages from any amounts owed to a Seller pursuant to this Agreement.

(e)                                  Each of the Parties acknowledges and agrees that the Seller Representative shall not be liable, responsible or accountable in Damages or otherwise to any Party by reason of, arising from or relating to any action taken or failure to act on behalf of Sellers, unless caused by the gross negligence, bad faith or willful misconduct of the Seller Representative.

(f)                                   The Seller Representative shall be fully protected in relying in good faith upon the records of Sellers and upon such information, opinions, reports or statements presented to the Seller Representative by any of its accountants, consultants, brokers, financial advisors, legal counsel and other professionals as to matters the Seller Representative reasonably believes are within such Person’s professional or expert competence.

(g)                                  IN NO EVENT SHALL THE SELLER REPRESENTATIVE BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING LOST PROFITS), EVEN IF THE SELLERS’ REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES REGARDLESS OF THE FORM OF ACTION, UNLESS CAUSED BY THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF THE SELLER REPRESENTATIVE.

(h)                                 EXCEPT TO THE EXTENT PROHIBITED BY LAW, EACH SELLER UNDERSTANDS AND AGREES THAT INDEMNIFICATION PURSUANT TO THIS SECTION 9.1 SHALL INCLUDE INDEMNIFICATION FOR THE SELLER REPRESENTATIVE’S OWN NEGLIGENCE OR UNDER THEORIES OF STRICT LIABILITY TO THE FULLEST EXTENT PERMITTED BY LAW, BUT SHALL EXCLUDE INDEMNIFICATION FOR THE SELLER REPRESENTATIVE’S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT.

(i)                                     The provisions set forth in this Section 9.1 shall survive the resignation of the Seller Representative and the termination of this Agreement; provided, however, that the authorizations of the Seller Representative shall be effective only until its rights and obligations under this Agreement terminate by virtue of the termination of any and all obligations of Sellers and of Buyer under this Agreement.

(j)                                    The appointment and grant of power and authority by each Seller under this Section 9.1 is coupled with an interest and is irrevocable and shall not be terminated by any act of such Party or by operation of law, whether by the death or incapacity of such Party or by the occurrence of any other event.

9.2                               Release of Seller Claims.  Save and except for (i) any rights of any Seller under this Agreement and (ii) any claims of PVOG against any Seller for any outstanding System Costs as defined in that certain Gathering System Agreement dated as of June 1, 2012 by and among Sellers, each Seller, effective as of the Closing, for itself and its representatives and assigns, hereby finally, unconditionally, irrevocably and absolutely releases, acquits, remises and forever discharges each of the other Sellers and any of their Affiliates, predecessors, successors, assigns, agents and representatives (collectively, the “Releasees”) from any and all claims, counterclaims, demands, causes of action, liabilities costs, expenses and fees (including attorneys’ fees and court costs), existing as of the Closing accruing to such Seller in connection with the Purchased Assets (the “Claims”), and finally, unconditionally, irrevocably and absolutely waives any and all offsets and defenses, in each case related to any action, inaction, event, circumstance or occurrence occurring or alleged to have occurred on or prior to the Closing with respect to such Claims, whether known or unknown, absolute or contingent, matured or unmatured, foreseeable or unforeseeable, presently existing or hereafter discovered, at law, in equity or otherwise, whether arising by statute, common law, in contract, in tort or otherwise, that such Seller may now have or that might subsequently accrue to it, including without limitation those against any current or former officer, director, manager, partner, employee or agent of any Releasee.

ARTICLE 10

MISCELLANEOUS

10.1                        Amendment and Waiver.  The Parties may, by mutual written agreement, amend this Agreement in any respect, and either party, as to such Party, may (i) extend the time for the performance of any of the obligations of the other Party; (ii) waive any inaccuracies in representations and warranties by the other Party; (iii) waive compliance by the other Party with any of the covenants or agreements contained herein and performance of any obligations by the other Party; and (iv) waive the fulfillment of any condition that is precedent to the performance by such Party of any of its obligations under this Agreement.  To be effective, any such extension or waiver must be in writing and be signed by the Party providing such waiver or extension, as the case may be.  No such extension or waiver by any Party, nor any waiver by any Party of any breach of any provision of this Agreement, shall operate or be construed as a waiver of any subsequent breach, whether or not similar.  No failure or any delay by any Party in exercising any right, power or privilege under this Agreement or any of the other Transaction Documents shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  Except as otherwise provided in this Agreement, the rights and remedies herein provided are cumulative and are not alternative.

10.2                        Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Party. Any transfer or assignment in violation of this Section 10.2 shall be void ab initio.

10.3                        Notices.  All notices, requests, demands and communications required or permitted under this Agreement shall be in writing, and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to the individual indicated below, or if mailed or by facsimile or email transmission, when received by the Party charged with such notice and addressed as follows:

If to Sellers:

Penn Virginia Oil & Gas, L.P.

Four Radnor Corporate Center, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087-4564

Attention:  H. Baird Whitehead

Fax: (610) 687-3688

Email:  baird.whitehead@pennvirginia.com

and

Ted Collins, Jr.

508 West Wall Street, Suite 1200

Midland, Texas 79701

Fax: (432) 686-0302

Email:  tedc@collinsandware.com

and

Plein Sud Holdings, LLC

3131 McKinney Ave, Suite 439

Dallas, Texas 75204

Attention:  J. Patrick Collins

Fax: (214) 628-9160

Email:  jpcollins@cortezoil.com

With a copy to:

Penn Virginia Oil & Gas, L.P.

840 Gessner, Suite 800

Houston, Texas 77024

Attention:  Jill T. Zivley

Fax: (713) 722-6610

Email:  jill.zivley@pennvirginia.com

and

Penn Virginia Corporation

Four Radnor Corporate Center, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087-4564

Attention: Nancy M. Snyder

Fax: (610) 687-3688

Email:  nancy.snyder@pennvirginia.com

If to Buyer:

HPIP Lavaca, LLC

c/o ArcLight Capital Partners, LLC

200 Clarendon Street, 55th Floor

Boston, Massachusetts 02117

Attention:  Christine Miller

Fax: (617) 867-4698

Email:  cmiller@arclightcapital.com

With a copy to:

American Midstream Partners, L.P.

1614 15th Street, Suite 300

Denver, Colorado 80202

Attention:  William B. Mathews

Fax: (720) 457-6040

Email:  bmathews@americanmidstream.com

Any Party may, by written notice so delivered to the other Parties, change the address or individual to which delivery shall thereafter be made.  If any Party rejects or otherwise refuses to accept a notice, or if the notice cannot be delivered because of a change in address for which no notice was given to the Party attempting to give or make such notice, such notice shall be deemed to have been received upon such rejection, refusal or such inability to deliver.

10.4                        Severability.  The Parties agree that (i) the provisions of this Agreement shall be severable in the event that any provision hereof is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provision shall be automatically replaced by another provision which is as similar as possible in terms to such invalid, void or otherwise unenforceable provision but which is valid and enforceable and (iii) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

10.5                        No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall (i) confer on any person or entity other than the Parties (and the Indemnified Parties referred to in Article 7 above) and their respective successors or assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement, or (ii) constitute the Parties as partners or as participants in a joint venture. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement.  No third party shall have any right, independent of any right which may exist irrespective of this Agreement, under or granted by this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

10.6                        Construction.  Buyer and Sellers have participated jointly in the negotiation and drafting of this Agreement and the Transaction Documents.  In the event that any ambiguity or question of intent or interpretation arises, this Agreement and the Transaction Documents shall be construed as if drafted jointly by Buyer and Sellers, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or the other Transaction Documents.

10.7                        References and Titles.  All references to cash or monetary amounts refer to U.S. Dollars only unless specifically stated to be in the currency of another government.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision, unless expressly so limited.  The words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to the Articles, Sections or subsections, respectively, hereof in which such words occur.  The word “including” (in its various forms) means “including without limitation.” Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.

10.8                        Exhibits and Schedules.  All exhibits and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

10.9                        Headings.  The headings preceding the text of the articles, sections and paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

10.10                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.  Any executed counterpart delivered by facsimile or other means of electronic transmission shall be deemed an original for all purposes.

10.11                 Entire Agreement.  This Agreement, together with the exhibits and schedules attached hereto and the other Transaction Documents, and the Confidentiality Agreement constitute the entire understanding of the Parties with respect to the subject matter hereof, superseding all prior negotiations, discussions, agreements or understandings, written or oral, between the Parties with respect to the subject matter hereof.

10.12                 Applicable Law.  This Agreement shall be governed by, and construed and interpreted in accordance with the Laws and Regulations of the State of Texas, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the Laws and Regulations of any jurisdiction other than the State of Texas.

10.13                 Several Obligations of Sellers.  Except as provided in Section 7.2, the obligations of each Seller under or arising out of this Agreement are several and not joint.  Without limiting the generality of the foregoing, any representation, warranty or covenant of a Seller contained in this Agreement (other than the representations and warranties set forth in Section 4.2) is made by such Seller only with respect to itself and its own interest in the Purchased Assets and such Seller shall not be liable for any breach (or Damages arising out of a breach) by another Seller of any of its representations, warranties or covenants contained in this Agreement (other than the representations and warranties set forth in Section 4.2).

ARTICLE 11

GUARANTEE

Buyer Guarantor shall cause payment of all amounts owed by Buyer to Sellers pursuant to Article 2 hereunder if, as and when provided in this Agreement.  In no event shall Buyer Guarantor have any greater liability than Buyer pursuant to this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

SELLERS:

PENN VIRGINIA OIL & GAS, L.P.

By:	Penn Virginia Oil & Gas GP LLC, its general partner

By:
	Name:	H. Baird Whitehead
	Title:	President and Chief Executive Officer

By:
Ted Collins, Jr.

PLEIN SUD HOLDINGS, LLC

By:
	Name:	J. Patrick Collins
	Title:	Member

BUYER:

HPIP LAVACA, LLC

By:
	Name:	Daniel R. Revers
	Title:	President

Signature Page to Purchase and Sale Agreement

The undersigned hereby executes this Agreement for the sole purpose of its obligations pursuant to Article 11 of this Agreement, subject to the limitations set forth therein.

ARCLIGHT ENERGY PARTNERS FUND V, L.P.

By:	ArcLight PEF GP V, LLC, its general partner

By:	ArcLight Capital Holdings, LLC, its Manager

By:
Name:
Title:

Signature Page to Purchase and Sale Agreement

EXHIBIT B

MEMBERSHIP INTEREST

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is executed by ArcLight Energy Partners Fund V, L.P., a Delaware limited partnership (“Assignor”); American Midstream, LLC, a Delaware limited liability company (“Assignee”); and HPIP Lavaca, LLC, a Delaware limited liability company (the “Company”), as of the [•] day of January, 2014 (the “Effective Date”).

RECITALS

Assignor agreed to that certain Limited Liability Company Agreement of the Company (the “Company Agreement”) as of November 26, 2013;

Assignor is the sole member of the Company and owns 100% of the limited liability company units in the Company (the “Interest”); and

Assignor wishes to transfer the Interest in the Company, and assign all of its rights in or connected with the Interest to Assignee.

AGREEMENT

In consideration of the foregoing Recitals (which are incorporated herein by this reference), and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.                                      Transfer; Admission as Member.  Assignor hereby grants, assigns and transfers the Interest as a Member (as defined in the Company Agreement) of the Company and all of its rights, title and interests in or connected with the Interest (the “Transfer”) to Assignee.  Upon the Transfer, Assignee shall be admitted as the sole Member of the Company replacing Assignor as the Member, and shall own all of the interests in the profits, losses and capital of the Company previously owned by Assignor.  Assignee hereby adopts the Company Agreement as the operating agreement of the Company upon the Transfer.

2.                                      Representations and Warranties of Assignor.  Assignor represents and warrants, to and for the benefit of Assignee and the Company, as follows:

(a)                                 Assignor has full power and authority to execute, deliver and perform its obligations under this Agreement and all agreements, instruments and documents contemplated hereby, and all actions of Assignor necessary for such execution, delivery and performance have been duly taken.

(b)                                 This Agreement, when executed and delivered, is a legal, valid and binding obligation of Assignor, and, upon due execution and delivery by the parties thereto, all agreements, instruments and documents to be executed by Assignor in connection with the transactions contemplated hereby will be legal, valid and binding obligations of Assignor, each enforceable against Assignor in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

(c)                                  Assignor is the owner, beneficially and of record, of the interests being transferred hereby, free and clear of any liens, encumbrances, security agreements, equities, options, claims, charges or restrictions, and effective with the Transfer, Assignor’s entire right, title and interest in and to such interests shall have been conveyed.

(d)                                 The execution, delivery, and performance of and compliance with this Agreement by Assignor and the Transfer pursuant hereto, will not violate any contract or agreement to which either Assignor is a party or by which Assignor is bound.

3.                                      Governing Law.  This Agreement shall be governed by, enforced in accordance with, and interpreted under, the Laws of the State of Colorado without reference to conflicts of laws principles except for matters concerning real property which shall be governed by, enforced in accordance with, and interpreted under the Laws of the State in which the real property is located.

4.                                      Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations of any party will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be reasonably possible so that the contemplated transactions may be consummated as originally contemplated to the fullest extent possible.

5.                                      No Waiver.  The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or to waive any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

6.                                      Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. In addition, the parties may execute this Agreement and furnish copies of their signatures by facsimile or other electronic transmission, each of which shall be as effective as an originally delivered signature.

7.                                      Survival.  Notwithstanding any subsequent amendment to the Company Agreement, this Agreement shall remain in full force and effect.

8.                                      Acceptance of Company Agreement.  Assignee agrees to be bound by the terms of the Company Agreement from and after the Effective Date.

The parties have executed this Agreement effective as of the Effective Date.

ASSIGNOR:

ARCLIGHT ENERGY PARTNERS FUND V, L.P.

By:	ArcLight PEF GP V, LLC, its general partner

By:	ArcLight Capital Holdings, LLC, its Manager

By:
Name: Daniel R. Revers
Title: Manager

ASSIGNEE:

AMERICAN MIDSTREAM, LLC,
a Delaware limited liability company

By:
Name: Daniel C. Campbell
Title: Senior Vice President and
Chief Financial Officer

COMPANY:

HPIP LAVACA, LLC,
a Delaware limited liability company

By:	ArcLight Energy Partners Fund V, L.P., its
sole member

By:	ArcLight PEF GP V, LLC, its general partner

By:	ArcLight Capital Holdings, LLC, its Manager

By:
Name: Daniel C. Revers
Title: Manager